                                       [Conformed]







            SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                           WITH

                     BANKERS TRUST COMPANY,

                                            As Trustee








                     SUPPLEMENTAL INDENTURE

                Providing among other things for

                      FIRST MORTGAGE BONDS

                     Series A 1993 due 2028

                               and

                     Series B 1993 due 2023




                     Dated as of May 1, 1993

     SUPPLEMENTAL INDENTURE, dated as of May 1, 1993, between Southern Indiana Gas and Electric Company, a corporation organized and existing under the laws of the State of Indiana (hereinafter called the "Company"), party of the first part, and Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, as Trustee under the Mortgage hereinafter referred to, party of the second part.

     Whereas, the Company heretofore executed and delivered to Bankers Trust Company, as Trustee (hereinafter called the "Trustee"), a certain Indenture of Mortgage and Deed of Trust dated as of April 1, 1932, to secure an issue of bonds of the Company, issued and to be issued in series, from time to time, in the manner and subject to the conditions set forth in the said Indenture, and the said Indenture has been amended and supplemented by Supplemental Indentures dated as of August 31, 1936, October 1, 1937, March 22, 1939, July 1,
1948, June 1, 1949, October 1, 1949, January 1, 1951, April
1, 1954, March 1, 1957, October 1, 1965, September 1, 1966,
August 1, 1968, May 1, 1970, August 1, 1971, April 1, 1972,
October 1, 1973, April 1, 1975, January 15, 1977, April 1, 1978, June 4, 1981, January 20, 1983, November 1, 1983,
March 1, 1984, June 1, 1984, November 1, 1984, July 1, 1985,
November 1, 1985, June 1, 1986, November 15, 1986, January 15, 1987, December 15, 1987, December 13, 1990 and April 1,
1993, which Indenture as so amended and supplemented is hereinafter referred to as the "Mortgage" and as further supplemented by this Supplemental Indenture is hereinafter referred to as the "Indenture"; and

     Whereas, the Mortgage provides that the Company and the Trustee may, from time to time, enter into such indentures supplemental to the Mortgage as shall be deemed by them necessary or desirable, to establish the terms and provisions of any series of bonds to be issued under said Mortgage and to add to the covenants and agreements of the Company for the protection of the holders of bonds and of the mortgaged and pledged property; and

     Whereas, the Company has entered into a Loan Agreement dated as of May 1, 1993 with Warrick County, Indiana (the "County") pursuant to which the County will issue $22,200,000 aggregate principal amount of its Adjustable Rate Environmental Improvement Bonds, 1993 Series A (Southern Indiana Gas and Electric Company Project) in order to provide funds to loan to the Company for the purpose of financing a portion of the costs of acquiring, constructing and equipping certain pollution control facilities, and pursuant to such Loan Agreement the Company has agreed to issue a series of its bonds under the Indenture in order to evidence and secure certain of its indebtedness under the Loan Agreement; and

     Whereas, the Company has entered into a Loan Agreement dated as of May 1, 1993 with the County pursuant to which the County will issue $22,800,000 aggregate principal amount of its Adjustable Rate Environmental Improvement Bonds, 1993 Series B (Southern Indiana Gas and Electric Company Project) in order to provide funds to loan to the Company for the purpose of financing a portion of the costs of acquiring, constructing and equipping certain pollution control facilities, and pursuant to such Loan Agreement the Company has agreed to issue a series of its bonds under the Indenture in order to evidence and secure certain of its indebtedness under the Loan Agreement; and

     Whereas, the Company and the Trustee deem it necessary or desirable to enter into this Supplemental Indenture for such purposes; and

     Whereas, the Company by appropriate corporate action in conformity with the terms of the Indenture has duly determined to create a series of bonds which shall be issued under the Indenture in an aggregate principal amount of $22,200,000 and be designated as "First Mortgage Bonds, Series A 1993 due 2028" (hereinafter sometimes referred to as "Bonds of the Thirty-fifth Series"), shall bear interest at the rate per annum set forth in, shall be subject to certain optional and mandatory redemption rights and obligations set forth in, and will otherwise be in the form and have the terms and provisions provided for in this Supplemental Indenture and set forth in the form of such bonds below; and

     Whereas, the Company by appropriate corporate action in conformity with the terms of the Indenture has duly determined to create a series of bonds which shall be issued under the Indenture in an aggregate principal amount of $22,800,000 and be designated as "First Mortgage Bonds, Series B 1993 due 2023" (hereinafter sometimes referred to as "Bonds of the Thirty-sixth Series"), shall bear interest at the rate per annum set forth in, shall be subject to certain optional and mandatory redemption rights and obligations set forth in, and will otherwise be in the form and have the terms and provisions provided for in this Supplemental Indenture and set forth in the form of such bonds below; and

     Whereas, the definitive registered bonds without coupons of the Thirty-fifth Series and the Trustee's certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:

   [FORM OF FULLY REGISTERED BOND OF THE THIRTY-FIFTH SERIES]

                     [FORM OF FACE OF BOND]

            SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

               FIRST MORTGAGE BOND, SERIES A 1993

                            DUE 2028

No________________                            $__________.


     Southern Indiana Gas and Electric Company, a corporation of the State of Indiana (hereinafter called the Company), for value received, hereby promises to pay to or registered assigns
dollars, on May 1, 2028 at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y., in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to 0ay to the registered owner hereof interest thereon from the interest payment date (May 1 or November 1) next preceding the date of this bond unless the date hereof is prior to November 1, 1993, in which case from May 1, 1993 (or, if this bond is dated between the record date for any interest payment date and such interest payment date, then from such interest payment date), at the rate from time to time borne by the Adjustable Rate Environmental Improvement Revenue Bonds, 1993 Series A (Southern Indiana Gas and Electric Company Project) (the "Warrick County Bonds") issued by Warrick County, Indiana (the "County") under the Indenture of Trust, dated as of May 1, 1993 (the "County Indenture"), between the County and The Citizens National Bank of Evansville, as trustee (the "County Trustee"); provided, however, that in no event shall the rate of interest borne by the Bonds of this series exceed 10% per annum. Such interest, in like coin or currency, payable at said office or agency semi-annually on May 1 and November 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged; provided, however, that the amount of interest payable as set forth above on any interest payment date (the "Original Interest Amount") shall be reduced by an amount equal to the difference, if any, between the Original Interest Amount and the amount of interest due and payable on such interest payment date on a like principal amount of Warrick County Bonds. The principal and interest so payable on any May 1 or November 1 will, subject to certain exceptions provided in the Mortgage hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the April 15 or October 15, as the case may be, next preceding such interest payment date, or, if such April 15 or October 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, N.Y., are authorized or obligated by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized or obligated to close.

     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     This bond shall not become obligatory until Bankers
Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     In witness whereof, Southern Indiana Gas and Electric
Company has caused this bond to be signed in its name by its President or a Vice President, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or an Assistant Secretary, by his signature or a facsimile thereof.

Dated:

                         SOUTHERN INDIANA GAS AND
                           ELECTRIC COMPANY


                         By:______________________________
                                 President and
                              Chief Executive Officer

Attest:


_______________________________
     Secretary

                 [FORM OF TRUSTEE'S CERTIFICATE]

     This bond is one of the bonds of the series designated therein, described in the within-mentioned Mortgage.

                    BANKERS TRUST COMPANY,
                                   as Trustee,


                    By:_______________________________
                       Authorized Officer





                    [FORM OF REVERSE OF BOND]

            SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

           FIRST MORTGAGE BOND, SERIES A 1993 DUE 2028


     This bond is one of an issue of First Mortgage Bonds of the Company, issuable in series, and is one of the series designated in the title hereof, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage hereinafter mentioned for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust, dated as of April 1, 1932, executed by the Company to Bankers Trust Company, as Trustee (the "Trustee"), as amended and supplemented by indentures supplemental thereto, including without limitation a Supplemental Indenture dated as of May 1, 1993, to which Indenture as so amended and supplemented (herein referred to as the Mortgage) reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

     The Bonds of this series are issued and to be issued in order to evidence and secure a loan made by the County to the Company pursuant to a Loan Agreement dated as of May 1, 1993. In order to provide moneys to fund such loan, the County has issued the Warrick County Bonds under and pursuant to the County Indenture. Payments made by the

Company of principal and interest on the Bonds of this series are intended to be sufficient to permit payments of principal and interest to be made on the Warrick County Bonds. Upon certain terms and conditions, moneys held under and pursuant to the County Indenture, including moneys so held from the proceeds of the sale of the Warrick County Bonds or earnings on the investment of such proceeds, or redemption of the Warrick County Bonds shall be credited to or used for the payment of the Bonds of this series and to the extent so credited or used shall satisfy a like amount otherwise due hereunder.

     The Bonds of this series are subject to mandatory redemption, in whole or in part, as the case may be, on each date that Warrick County Bonds are to be redeemed. The principal amount of the Bonds of this series to be redeemed on any such date shall be equal to the principal amount of Warrick County Bonds called for redemption on that date.
All redemptions of Bonds of this series shall be at 100% of the principal amount thereof, plus accrued interest to the redemption date.

     If and whenever the Trustee or the Company is notified that an event of default has occurred and is continuing under Section 901(d) of the County Indenture, and provided that the principal of all Warrick County Bonds then outstanding and the interest thereon shall have been declared immediately due and payable, then not later than 2 business days following the occurrence of the foregoing events, the Company shall, upon not less than 30 days' and not more than 45 days' prior written notice given in the manner provided in the Mortgage, call for redemption on a redemption date selected by it not later than 45 days following the date of such notice, all of the Bonds of this series then outstanding, and shall on such redemption date redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date, except that such requirement or redemption shall be deemed to be waived if, prior to the date fixed for such redemption of the Bonds of this series, such event of default is waived or cured.

     In case a completed default, as defined in the Mortgage, shall occur, the principal of this bond and all other bonds of the Company at any such time outstanding under the Mortgage may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Mortgage. The Mortgage provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the bonds entitled to vote then outstanding.

     This bond, subject to the limitations with regard thereto contained in the County Indenture, is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y., upon surrender and cancellation of this bond, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange thereof as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

     The Bonds of this series are issuable as registered bonds without coupons in denominations of $1,000 and authorized multiples thereof. In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds without coupons of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N.Y.

     No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, office or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

     Pursuant to the Mortgage, the holder or owner of this bond by his acceptance hereof is deemed to have agreed to amendments to the Mortgage which will eventually permit certain amendments to the Mortgage with the consent of the holders of 66-2/3% of the principal amount of the outstanding bonds of all series issued under the Mortgage and which redefine, effective at such time as all bonds of each series of bonds issued under the Mortgage prior to January 1, 1977 are no longer outstanding, the amounts required to be spent by the Company under the Mortgage for the repair, maintenance, renewal and replacement of its property.

                      [END OF FORM OF BOND]
and

     Whereas, the definitive registered bonds without coupons of the Thirty-sixth Series and the Trustee's certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:


   [FORM OF FULLY REGISTERED BOND OF THE THIRTY-SIXTH SERIES]

                     [FORM OF FACE OF BOND]

            SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

               FIRST MORTGAGE BOND, SERIES B 1993

                            DUE 2023

No_____________                               $__________


     Southern Indiana Gas and Electric Company, a corporation of the State of Indiana (hereinafter called the Company), for value received, hereby promises to pay to or registered assigns
dollars, on May 1, 2023 at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y., in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the interest payment date (May 1 or November 1) next preceding the date of this bond unless the date hereof is prior to November 1, 1993, in which case from May 1, 1993 (or, if this bond is dated between the record date for any interest payment date and such interest payment date, then from such interest payment date), at the rate from time to time borne by the Adjustable Rate Environmental Improvement Revenue Bonds, 1993 Series B (Southern Indiana Gas and Electric Company Project) (the "Warrick County Bonds") issued by Warrick County, Indiana (the "County") under the Indenture of Trust, dated as of May 1, 1993 (the "County Indenture"), between the County and The Citizens National Bank of Evansville, as trustee (the "County Trustee"); provided, however, that in no event shall the rate of interest borne by the Bonds of this series exceed 10% per annum. Such interest, in like coin or currency, payable at said office or agency semi-annually on May 1 and November 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged; provided, however, that the amount of interest payable as set forth above on any interest payment date (the "Original Interest Amount") shall be reduced by an amount equal to the difference, if any, between the Original Interest Amount and the amount of interest due and payable on such interest payment date on a like principal amount of Warrick County Bonds. The principal and interest so payable on any May 1 or November 1 will, subject to certain exceptions provided in the Mortgage hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the April 15 or October 15, as the case may be, next preceding such interest payment date, or, if such April 15 or October 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, N.Y., are authorized or obligated by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized or obligated to close.

     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     This bond shall not become obligatory until Bankers
Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     In witness whereof, Southern Indiana Gas and Electric
Company has caused this bond to be signed in its name by its President or a Vice President, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or an Assistant Secretary, by his signature or a facsimile thereof.

Dated:
                         SOUTHERN INDIANA GAS AND
                           ELECTRIC COMPANY


                         By:______________________________
                              President and
                              Chief Executive Officer
Attest:


_______________________________
     Secretary

                 [FORM OF TRUSTEE'S CERTIFICATE]

     This bond is one of the bonds of the series designated therein, described in the within-mentioned Mortgage.

                         BANKERS TRUST COMPANY,
                                        as Trustee,


                         By:_______________________________
                              Authorized Officer


                    [FORM OF REVERSE OF BOND]

            SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

           FIRST MORTGAGE BOND, SERIES B 1993 DUE 2023


     This bond is one of an issue of First Mortgage Bonds of the Company, issuable in series, and is one of the series designated in the title hereof, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage hereinafter mentioned for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust, dated as of April 1, 1932, executed by the Company to Bankers Trust Company, as Trustee (the "Trustee"), as amended and supplemented by indentures supplemental thereto, including without limitation a Supplemental Indenture dated as of May 1, 1993, to which Indenture as so amended and supplemented (herein referred to as the Mortgage) reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

     The Bonds of this series are issued and to be issued in order to evidence and secure a loan made by the County to the Company pursuant to a Loan Agreement dated as of May 1, 1993. In order to provide moneys to fund such loan, the County has issued the Warrick County Bonds under and pursuant to the County Indenture. Payments made by the Company of principal and interest on the Bonds of this series are intended to be sufficient to permit payments of principal and interest to be made on the Warrick County

Bonds. Upon certain terms and conditions, moneys held under and pursuant to the County Indenture, including moneys so held from the proceeds of the sale of the Warrick County Bonds or earnings on the investment of such proceeds, or redemption of the Warrick County Bonds shall be credited to or used for the payment of the Bonds of this series and to the extent so credited or used shall satisfy a like amount otherwise due hereunder.

     The Bonds of this series are subject to mandatory redemption, in whole or in part, as the case may be, on each date that Warrick County Bonds are to be redeemed. The principal amount of the Bonds of this series to be redeemed on any such date shall be equal to the principal amount of Warrick County Bonds called for redemption on that date.
All redemptions of Bonds of this series shall be at 100% of the principal amount thereof, plus accrued interest to the redemption date.

     If and whenever the Trustee or the Company is notified that an event of default has occurred and is continuing under Section 901(d) of the County Indenture, and provided that the principal of all Warrick County Bonds then outstanding and the interest thereon shall have been declared immediately due and payable, then not later than 2 business days following the occurrence of the foregoing events, the Company shall, upon not less than 30 days' and not more than 45 days' prior written notice given in the manner provided in the Mortgage, call for redemption on a redemption date selected by it not later than 45 days following the date of such notice, all of the Bonds of this series then outstanding, and shall on such redemption date redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date, except that such requirement or redemption shall be deemed to be waived if, prior to the date fixed for such redemption of the Bonds of this series, such event of default is waived or cured.

     In case a completed default, as defined in the Mortgage, shall occur, the principal of this bond and all other bonds of the Company at any such time outstanding under the Mortgage may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Mortgage. The Mortgage provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the bonds entitled to vote then outstanding.

     This bond, subject to the limitations with regard thereto contained in the County Indenture, is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The

City of New York, N.Y., upon surrender and cancellation of this bond, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange thereof as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

     The Bonds of this series are issuable as registered bonds without coupons in denominations of $1,000 and authorized multiples thereof. In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds without coupons of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N.Y.

     No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, office or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

     Pursuant to the Mortgage, the holder or owner of this bond by his acceptance hereof is deemed to have agreed to amendments to the Mortgage which will eventually permit certain amendments to the Mortgage with the consent of the holders of 66-2/3% of the principal amount of the outstanding bonds of all series issued under the Mortgage and which redefine, effective at such time as all bonds of each series of bonds issued under the Mortgage prior to January 1, 1977 are no longer outstanding, the amounts required to be spent by the Company under the Mortgage for the repair, maintenance, renewal and replacement of its property.


                      [END OF FORM OF BOND]
and

     Whereas, all things necessary to make the Bonds of the Thirty-fifth Series and the Thirty-sixth Series, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture has in all respects been duly authorized; and

     Whereas, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes above stated and for the purpose of describing the Bonds of the Thirty-fifth Series and the Thirty-sixth Series, and of providing the terms and conditions of redemption thereof;

     Now, therefore, this supplemental indenture witnesseth:
That Southern Indiana Gas and Electric Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders or registered owners thereof, and in order to secure the payment of the principal, premium, if any, and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all of the provisions hereof and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Bankers Trust Company, as Trustee, and to its successor or successors in said trust, and to its and their assigns forever, all the properties of the Company located in the State of Indiana described in Schedule A (which is identified by the signature of an officer of each party hereto at the end thereof) hereto annexed and hereby made a part hereof and does hereby confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common, except as permitted by and in conformity with the provisions of the Indenture and particularly of Article X thereof.

     Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any party thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right title interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

     In trust, nevertheless, upon the terms and trusts of the Indenture, for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture
(and subject to any sinking funds that may be created for the benefit of any particular series).

     Provided, however, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid, the principal of, premium, if any, and interest on said bonds, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

     It is hereby covenanted, declared and agreed, by the Company, that all such bonds and coupons are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:

                             PART I.

                           DEFINITIONS

     The terms defined in this Part I shall, for all purposes of this Supplemental Indenture, have the meanings herein specified, unless the context otherwise requires:

Warrick County Bonds:

     The term "Warrick County Bonds", when used in connection with the Bonds of the Thirty-fifth Series, shall mean the Adjustable Rate Environmental Improvement Revenue Bonds, 1993 Series A (Southern Indiana Gas and Electric Company Project) issued under and pursuant to the applicable County Indenture and, when used in connection with the Bonds of the Thirty-Sixth Series, shall mean the Adjustable Rate Environmental Improvement Revenue Bonds, 1993 Series B (Southern Indiana Gas and Electric Company Project) issued under and pursuant to the applicable County Indenture.

County Indenture:

     The term "County Indenture", when used in connection with the Bonds of the Thirty-fifth Series, shall mean the Indenture of Trust, dated as of May 1, 1993, by and between Warrick County, Indiana and The Citizens National Bank of Evansville, as Trustee, and any indenture supplemental thereto or amendatory thereof, pursuant to which the Adjustable Rate Environmental Improvement Revenue Bonds, 1993 Series A (Southern Indiana Gas and Electric Company Project) are issued and secured and, when used in connection with the Bonds of the Thirty-Sixth Series, shall mean the Indenture of Trust, dated as of May 1, 1993, by and between Warrick County, Indiana and The Citizens National Bank of Evansville, as Trustee, and any indenture supplemental thereto or amendatory thereof, pursuant to which the Adjustable Rate Environmental Improvement Revenue Bonds, 1993 Series B (Southern Indiana Gas and Electric Company Project) Bonds are issued and secured.


County Trustee:

     The term "County Trustee", shall mean the person and/or corporation acting as trustee at any time under the applicable County Indenture.

Loan Agreement:

     The term "Loan Agreement", when used in connection with the Bonds of the Thirty-Fifth Series, shall mean the Loan Agreement dated as of May 1, 1993 between Warrick County, Indiana, a municipal corporation and political subdivision of the State of Indiana, and the Company, relating to the Adjustable Rate Environmental Improvement Revenue Bonds, 1993 Series A (Southern Indiana Gas and Electric Company Project), and any and all modifications, amendments and Supplements thereof and, when used in connection with the Bonds of the Thirty-Sixth Series, shall mean the Loan Agreement dated as of May 1, 1993 between Warrick County, Indiana, and the Company, relating to the Adjustable Rate Environmental Improvement Revenue Bonds, 1993 Series B (Southern Indiana Gas and Electric Company Project), and any and all modifications, amendments and Supplements thereof.


                            PART II.

        DESCRIPTION OF BONDS OF THE THIRTY-FIFTH SERIES

     Section 1. Bonds of the Thirty-fifth Series shall mature on the date set forth in the form of bond relating thereto hereinbefore set forth, shall bear interest at the rate from time to time borne by the Warrick County Bonds; provided, however, that in no event shall the rate of interest borne by the Bonds of the Thirty-fifth Series exceed 10%. Such interest, payable semi-annually, on May 1 and November 1 in each year, and all bonds of said series shall be designated as hereinbefore in the sixth Whereas clause set forth. Both principal of and interest on said bonds shall be payable, to the extent specified in the form of bond hereinabove set forth, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y. Definitive bonds of said series may be issued, originally or otherwise, only as registered bonds without coupons; and they and the Trustee's certificate of authentication shall be substantially in the forms hereinbefore recited, respectively. Definitive registered bonds of the Thirty-fifth Series may be issued in the denomination of $1,000 and in such other denominations (in multiples of $1,000) as the Board of Directors of the Company shall approve, and execution and delivery to the Trustee for authentication shall be conclusive evidence of such approval. In the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of said series may be exchanged for a like aggregate principal amount of fully registered bonds without coupons of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N.Y. However, notwithstanding the provisions of Section 12 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company. The form of the temporary bonds of said series shall be in substantially the form of the form of registered bond hereinbefore recited with such appropriate changes therein as are required on account of the temporary nature thereof. Said temporary bonds of said series shall be in registered form without coupons, registrable as to principal, and shall be exchangeable for definitive bonds of said series when prepared.

     The person in whose name any registered bond without coupons of the Thirty-fifth Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such registered bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered either at the close of business on the day preceding the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date may be established by or on behalf of the Company by notice mailed to the holders of bonds not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the April 15 or October 15, as the case may be, next preceding such interest payment date, or, if such April 15 or October 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, N.Y., are authorized or obligated by law to close, the next preceding day which shall not be a legal holiday or day on which such institutions are so authorized or obligated to close.

     Except as provided in this Section, every registered bond without coupons of the Thirty-fifth Series shall be dated and shall bear interest as provided in Section 10 of the Indenture; provided, however, that so long as there is no existing default in the payment of interest on the bonds, the holder of any bond authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; and provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such bond shall bear interest from the May 1 or November 1, as the case may be, next preceding the date of such bond, to which interest has been paid or, if the Company shall be in default with respect to the interest due on November 1, 1993, then from May 1, 1993.

     It is provided in the County Indenture that moneys on deposit with the County Trustee for redemption of Warrick
County Bonds under certain circumstances shall be credited to or used for the payment of principal or interest on the Bonds of the Thirty-fifth Series. The Company shall notify the Trustee of all credits to or payments of principal
(whether at maturity, by redemption or by acceleration) and interest on the Bonds of the Thirty-fifth Series by mailing a statement to the Trustee on the date of such credit or payment to the effect that such credit or payment has been made, and further stating the extent to which the credit or payment has been made on account of redemption of Warrick
County Bonds or from funds on deposit with the County
Trustee under the County Indenture. In addition, the Company shall promptly notify the Trustee of each change in the interest rate borne by the Warrick County Bonds.


                            PART III.

        DESCRIPTION OF BONDS OF THE THIRTY-SIXTH SERIES

     Section 1. Bonds of the Thirty-sixth Series shall mature on the date set forth in the form of bond relating thereto hereinbefore set forth, shall bear interest at the rate from time to time borne by the Warrick County Bonds; provided, however, that in no event shall the rate of interest borne by the Bonds of the Thirty-sixth Series exceed 10%. Such interest, payable semi-annually, on May 1 and November 1 in each year, and all bonds of said series shall be designated as hereinbefore in the seventh Whereas clause set forth. Both principal of and interest on said bonds shall be payable, to the extent specified in the form of bond hereinabove set forth, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y. Definitive bonds of said series may be issued, originally or otherwise, only as registered bonds without coupons; and they and the Trustee's certificate of authentication shall be substantially in the forms hereinbefore recited, respectively. Definitive registered bonds of the Thirty-sixth Series may be issued in the denomination of $1,000 and in such other denominations

(in multiples of $1,000) as the Board of Directors of the Company shall approve, and execution and delivery to the Trustee for authentication shall be conclusive evidence of such approval. In the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of said series may be exchanged for a like aggregate principal amount of fully registered bonds without coupons of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N.Y. However, notwithstanding the provisions of Section 12 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company. The form of the temporary bonds of said series shall be in substantially the form of the form of registered bond hereinbefore recited with such appropriate changes therein as are required on account of the temporary nature thereof. Said temporary bonds of said series shall be in registered form without coupons, registrable as to principal, and shall be exchangeable for definitive bonds of said series when prepared.

     The person in whose name any registered bond without coupons of the Thirty-sixth Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such registered bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered either at the close of business on the day preceding the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date may be established by or on behalf of the Company by notice mailed to the holders of bonds not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the April 15 or October 15, as the case may be, next preceding such interest payment date, or, if such April 15 or October 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, N.Y., are authorized or obligated by law to close, the next preceding day which shall not be a legal holiday or day on which such institutions are so authorized or obligated to close.

     Except as provided in this Section, every registered bond without coupons of the Thirty-sixth Series shall be dated and shall bear interest as provided in Section 10 of the Indenture; provided, however, that so long as there is no existing default in the payment of interest on the bonds, the holder of any bond authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; and provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such bond shall bear interest from the May 1 or November 1, as the case may be, next preceding the date of such bond, to which interest has been paid or, if the Company shall be in default with respect to the interest due on November 1, 1993, then from May 1, 1993.

     It is provided in the County Indenture that moneys on deposit with the County Trustee for redemption of Warrick
County Bonds under certain circumstances shall be credited to or used for the payment of principal or interest on the Bonds of the Thirty-sixth Series. The Company shall notify the Trustee of all credits to or payments of principal
(whether at maturity, by redemption or by acceleration) and interest on the Bonds of the Thirty-sixth Series by mailing a statement to the Trustee on the date of such credit or payment to the effect that such credit or payment has been made, and further stating the extent to which the credit or payment has been made on account of redemption of Warrick
County Bonds or from funds on deposit with the County
Trustee under the County Indenture. In addition, the Company shall promptly notify the Trustee of each change in the interest rate borne by the Warrick County Bonds.


                            PART IV.


            ISSUE OF BONDS OF THE THIRTY-FIFTH SERIES

     Section 1.  The principal amount of Bonds of the
Thirty-fifth Series which may be authenticated and delivered hereunder is limited to the aggregate principal amount of Twenty-two Million Two Hundred Thousand Dollars
($22,200,000).

     Section 2. Bonds of the Thirty-fifth Series in the aggregate principal amount of Twenty-two Million Two Hundred Thousand Dollars ($22,200,000) may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the

Trustee and delivered (either before or after the recording hereof) to the Company upon direction of the Company evidenced by a writing or writings, signed by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers, at such time or times as may be requested by the Company upon the receipt by the Trustee of the certificates, resolutions, opinions and other documents required by the Indenture.

     Section 3.  The consideration for the Bonds of the
Thirty-fifth Series shall be the loan from Warrick County, Indiana, provided for in Section 4.1 of the Loan Agreement, which shall be deposited and disbursed pursuant to the Loan
Agreement.


                             PART V.

            ISSUE OF BONDS OF THE THIRTY-SIXTH SERIES

     Section 1.  The principal amount of Bonds of the
Thirty-sixth Series which may be authenticated and delivered hereunder is limited to the aggregate principal amount of Twenty-two Million Eight Hundred Thousand Dollars
($22,800,000).

     Section 2. Bonds of the Thirty-sixth Series in the aggregate principal amount of Twenty-two Million Eight Hundred Thousand Dollars ($22,800,000) may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the recording hereof) to the Company upon direction of the Company evidenced by a writing or writings, signed by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers, at such time or times as may be requested by the Company upon the receipt by the Trustee of the certificates, resolutions, opinions and other documents required by the Indenture.

     Section 3.  The consideration for the Bonds of the
Thirty-sixth Series shall be the loan from Warrick County, Indiana, provided for in Section 4.1 of the Loan Agreement, which shall be deposited and disbursed pursuant to the Loan
Agreement.

                            PART VI.

                      REDEMPTION PROVISIONS

     Section 1. The Bonds of the Thirty-fifth Series and the Bonds of the Thirty-sixth Series shall be subject to redemption by the Company prior to maturity, respectively, in the events and in the manner and at the redemption prices set forth in the respective forms of Bond of such series contained in the eight and ninth Whereas clauses hereof and not otherwise.

     Section 2.  In the manner provided by the provisions of
Article IX of the Indenture, notice of redemption shall be mailed not less than thirty (30) and not more than forty-five (45) days prior to the date of redemption, to the registered owner of the Bonds of the Thirty-fifth Series or of the Bonds of the Thirty-sixth Series, as the case may be, at the address thereof as the same shall appear on the transfer register of the Company; provided, however, that the owners of all of the Bonds of the Thirty-fifth Series or the owners of all of the Bonds of the Thirty-sixth Series may agree in writing with the Company to a shorter notice period with respect to their respective series, and such agreement, if filed with the Trustee, shall be binding on the Company.




                            PART VII.

                         MISCELLANEOUS

     Section 1. The Company covenants that the provisions of Section 36A of the Indenture and of Section 1.02 of the Supplemental Indenture dated as of July 1, 1948, which are to remain in effect so long as any bonds of the series referred to in said Section shall be outstanding under the Indenture, shall remain in full force and effect so long as any Bonds of the Thirty-fifth Series and any Bonds of the Thirty-sixth Series shall be outstanding under the Indenture.

     Section 2. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Mortgage. The Trustee shall not be responsible for the recitals herein or in the bonds (except the Trustee's certificate of authentication), all of which are made by the Company solely.

     Section 3.  As supplemented and amended by this
Supplemental Indenture, the Mortgage is in all respects ratified and confirmed, and the Mortgage and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     Section 4. This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     In Witness Whereof, Southern Indiana Gas and Electric Company, party of the first part hereto, and Bankers Trust Company, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Chairmen of the Board or Presidents or one of their Vice Presidents or Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries, all as of the day and year first above written.


(SEAL)                        SOUTHERN INDIANA GAS AND
                                ELECTRIC COMPANY,


                              By:  /s/ R.G. Reherman
                                    R.G. Reherman
                                   President and
                                  Chief Executive Officer
Attest:


/s/ A.E. Goebel
A.E. Goebel
Senior Vice President,
  Secretary and Treasurer



(SEAL)                             BANKERS TRUST COMPANY,


                                   By:  /s/ Samir Pandiri
                                        Samir Pandiri
                                    Assistant Vice President

Attest:


/s/ Shikha Dombek
Shikha Dombek
Assistant Secretary

STATE OF INDIANA         )
                         :    ss.:
COUNTY OF VANDERBURGH    )


     On this ____ day of May, 1993, before me, the undersigned, a notary public in and for the county and state aforesaid, personally came R.G. Reherman, to me known, who being by me duly sworn, did depose and say that he resides at 10881 Watershore Drive, Evansville, Indiana 47710; that he is President and Chief Executive Officer of Southern Indiana Gas and Electric Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order; and the said R.G. Reherman acknowledged the execution of the foregoing instrument on behalf of the said corporation as the voluntary act and deed of the said corporation for the uses and purposes therein set forth.

     In Witness Whereof, I have hereunto set my hand and seal the day and year first above written.



(SEAL)              _____________________________
                       Notary Public



My Commission Expires

My County of Residence is

STATE OF NEW YORK   )
                    :    ss.:
COUNTY OF NEW YORK  )


     On this ____ day of May, 1993, before me, the undersigned, a notary public in and for the county and state aforesaid, personally came Samir Pandiri, to me known, who being by me duly sworn, did depose and say that he resides at 45 River Drive South, Jersey City, NJ 07310; that he is an Assistant Vice President of Bankers Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order; and the said Samir Pandiri, acknowledged the execution of the foregoing instrument on behalf of the said corporation as the voluntary act and deed of the said corporation for the uses and purposes therein set forth.

     In Witness Whereof, I have hereunto set my hand and seal the day and year first above written.



(SEAL)              ___________________________________
                         Notary Public

                           SCHEDULE A

          Detailed Description of Additional Properties


             Real Estate in Warrick County, Indiana

     Part of the East Half of the Northwest Quarter of Section Fifteen (15), Township Seven (7) South, Range Eight
(8) West, in Warrick County, Indiana, more fully described in deed dated January 14, 1985 from Old National Bank in
Evansville, Indiana, recorded in the office of the Recorder of Warrick County, Indiana, in Deed File No. 2, Card Number
15148.



                    Signed for identification



                    /s/ A.E. Goebel
                    A.E. Goebel, Senior Vice President,
                         Secretary and Treasurer
                    SOUTHERN INDIANA GAS AND ELECTRIC
                      COMPANY



                    /s/ Samir Pandiri
                    Samir Pandiri, Assistant Vice President
                    BANKERS TRUST COMPANY